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                                                                    EXHIBIT 5.1


                     [KILPATRICK STOCKTON LLP LETTERHEAD]

                                  Suite 2800
                               Peachtree Street
                         Atlanta, Georgia 30309-4530


                              September 23, 1997



Industrial Distribution Group, Inc.
2500 Royal Place
Tucker, Georgia 30084

         Re:      Industrial Distribution Group, Inc.
                  Registration Statement on Form S-1 (File No. 333-    )

Gentlemen:

         At your request, we have examined the Registration Statement on Form S-1 (the "Registration Statement") filed by Industrial Distribution Group, Inc. (the "Company"), a Delaware corporation, with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 300,000 shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock"), to be sold by the Company to the underwriters as contemplated to be named in the Registration Statement (the "Underwriters") for resale by them to the public, together with an additional 45,000 shares of Common Stock subject to an over-allotment option granted to the Underwriters by the Company.

         As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials and officers of the Company, and other instruments related to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinion expressed herein. Based upon the foregoing, it is our opinion that the shares of Common Stock to be issued and sold by the Company to the Underwriters will be, upon issuance, sale, and delivery in the manner and under the terms and conditions described in the Registration Statement, validly issued, fully paid, and nonassessable.
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Industrial Distribution Group, Inc.
September 23, 1997
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                                             Yours truly,
                                             KILPATRICK STOCKTON LLP



                                             /s/ Jan M. Davidson
                                             -----------------------------------
                                             Jan M. Davidson,
                                             a Partner